Exhibit 99.1

VLOV, Inc. Announces Participation in Upcoming World Investment Forum and
China International Fair for Investment and Trade

XIAMEN, China, September 9, 2010— VLOV, Inc. (OTC Bulletin Board: VLOV.OB) ("VLOV" or the "Company"), China-based designer of VLOV brand men's apparel, today announced the Company’s CEO, Mr. Qingqing Wu and Mr. Jianhui Wang, one of the Company’s Independent Directors will be attending the 2nd World Investment Forum Sep. 6 – Sep. 9, 2010, and the 14th China International Fair for Investment and Trade Sep. 8 – Sep. 11, 2010. Both events will be jointly held by United Nations Conference on Trade and Development (UNCTAD) and the Commerce Department of the P.R.C. at the Xiamen International Conference & Exhibition Center in Xiamen City, China.

The World Investment Forum (WIF) is the global forum on investment and development issues organized by the UNCTAD. Held biennially, the forum aims to strengthen international cooperation in the interest of promoting international investment and its contribution to economic growth and development. The event brings together all investment stakeholders, including government heads of state and ministers, business leaders, international organizations, investment promotion agencies (IPAs), civil society, and international investment experts and practitioners from across the world.

Being held Sept 6 – 9, 2010, the WIF will be hosted by Doctor Supachai, the Secretary General of UNCTAD and Mr. Xi Jinping, the Vice President of the P.R.C. Government and business leaders from 130 countries (regions) are expected to attend activities at the WIF such as World Leaders Investment Summit, Ministerial Round Table and High-level Tripartite Conference.  Mr. Qingqing Wu, VLOV’s CEO and Chief Designer and the Vice-Chairman of China Association of Poverty Alleviation and Development, has been invited to attend these meetings along with other WIF attendees.

The 14th China International Fair for Investment & Trade (CIFIT) being held in Sept 8 – Sept. 11, 2010 is China’s premier investment event solely sponsored by the Ministry of Commerce of the P.R.C. (MOFCOM) fully dedicated to promoting global investment. CIFIT serves as China’s primary gateway for inbound and outbound investments, and is a leading platform for investment stakeholders worldwide to showcase a variety of investment climates.

During the CIFIT, the VLOV brand will be showcased at the No.1 exhibit stand of the event’s main pavilion Area A. This exhibition will showcase VLOV’s fashion forward, chic menswear designs and the concept of cross-over designing, an innovative style of fashion apparel aimed at the Chinese consumer retail market.

Mr. Wu commented, “On behalf of VLOV, Inc., we are extremely pleased to be invited to attend such prestigious events that bring together the brightest minds and entities in the efforts of bettering the investment and development of our global economy and regional commerce. We look forward to being of value to both the WIF and the CIFIT attendees and sponsors.”

About VLOV, Inc.

VLOV, Inc., a leading lifestyle apparel designer based in China, designs, sources and markets VLOV brand fashion-forward apparel for Chinese men ages 20 – 45. VLOV products are currently sold through 519 points of sale across northern, central and southern China.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects, anticipate, optimistic, intend, will" or similar expressions. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in VLOV's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Bennet Tchaikovsky
Chief Financial Officer
VLOV, Inc.
Tel:   +1-310-622-4515
Email: bennet@vlov.net

Howard Gostfrand
American Capital Ventures, Inc.
Tel:   +1-305-918-7000
Email: hg@amcapventures.com